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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of FSI International, Inc. of our report dated February 23, 1996 relating to the financial statements of Semiconductor Systems, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."




PRICE WATERHOUSE LLP

San Jose, California
March 1, 1996